Exhibit 23.1

KPMG LLP Suite 1500 550 South Hope Street Los Angeles, CA 90071-2629

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6, 2025, with respect to the consolidated financial statements of TaskUs, Inc., incorporated herein by reference.

/s/ KPMG LLP

Los Angeles, California

March 6, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.